Exhibit 10.1

BRIAN KINGFIELD CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") dated November 17, 2008 (the Effective date")by and between the Proteonomix, Inc., a Delaware corporation, ("the Company" or the "Company'), and Brian Kingsfield (the "Consultant") (collectively the "Parties").

WHEREAS, the Parties desire to enter into the Agreement to reflect the Consultant's capacities in the Company' business and to provide for the Company' employment of the Consultant; and

WHEREAS, the Parties wish to set forth the terms and conditions of that employment; and

WHEREAS, the Parties understand and acknowledge that the Company is unable to pay the Consultant in cash and

WHEREAS, the Consultant desires to initiate his employment status with the Company immediately and will waive cash remuneration for his services;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the .Parties, the Parties agree as. follows:

1.

Term

The Company hereby employs the Consultant; and the Consultant hereby accepts employment with the Company, upon the terms and conditions set forth in the Agreement. Unless terminated earlier pursuant to Section 5, the Consultant's employment shall be for, the period commencing November 17, 2008 (the "Commencement Date") and ending October 30, 2009. The Initial. Term, together with any such extension, shall be referred to herein as the "contract period."

2.

Title: Duties

During the contract period, the Consultant shall be employed as a consultant, in the business of the Company and its  affiliates. The Consultant shall evaluate the Company's business plan including corporate structure, marketing, and sales. The Consultant's responsibilities include, but are not limited to, assessments of marketing opportunities and target markets, financial, legal and advertising relationships, and generation of leads for possible sales targeted products.

The Consultant shall report to the Chief Executive Officer, who shall have the authority to direct, control and supervise the activities of the Consultant.

3.

Extent of Services

The Consultant may, without impairing or otherwise adversely affecting the Consultant's performance of his duties to the Company, (i) engage in personal investments and charitable, professional and civic activities, and (ii) serve on the boards of directors of corporations other than the Company, all of which must be disclosed to the Company's board of directors (the "Board of Directors") in writing.

4.

Compensation and Benefits

(a)

Fees. The Company shall pay the Consultant a gross base fee for the period ending October 30 2009 ("Base Fee") payable as follows: 150,000 shares of the common stock of the Company ("Shares"), of which 10,000 Shares vest upon signing, 50,000 Shares vest on February 3, 2009, 50,000 Shares vest on March 2, 2009 and 40,000 Shares vest on October 30, 2009. Each certificate representing the Shares will bear a legend restricting sale or hypothecation of the Shares in the absence of an effective registration with the Securities and Exchange Commission relating thereto or an exemption from such registration and a legend referring to the Agreement.

5,

Termination

Either Party may terminate employment of the Consultant under the Agreement without cause in which event, if such termination is accomplished by the Company, the Consultant will be entitled to compensation on a prorated basis to the end of the Contract Period; and if by the Consultant, his compensation shall reduced pro rata.

The Company may terminate the Agreement at any time for cause, which will reduce the Consultant's compensation and benefits pro rata,

The Consultant may terminate his employment under the Agreement at any time for good reason in that (I) the assignment to the Consiiltant of substantial duties or responsibilities inconsistent with the Consultant's position at the Company, or any other action by the Company which results in a substantial diminution or other substantive adverse change in the Consultant's duties or responsibilities, (ii) the Company's failure to pay the Consultant any Base Fee or other compensation to which he becomes entitled, or (iii) the Company's breach of any of its other obligations under the Agreement. In this event, compensation shall continue to the end of the Contract Period.

The Consultant's employment shall terminate immediately upon his death or disability. In this event, compensation shall.continue to the end of the Contract Period.

6.

Confidentiality

(a) Definition of Proprietary Information. The Consultant acknowledges that he may be furnished or may otherwise receive or have access to confidential information which relates to the Company' past, present or future business activities, strategies, services or products, research and development; financial analysis and data; improvements, inventions, processes, techniques, designs or other technical data; profit margins and other financial information; fee arrangements; terms and contents of leases, asset management agreements and other contracts; tenant and vendor lists or other compilations for marketing or development; confidential personnel and payroll information; or other information regarding administrative, management, financial, marketing, leasing or sales activities of the Company, or of a third Party which provided proprietary information to the Company on a confidential basis. All such information, including any materials or documents containing such information, shall be considered by the Company and the Consultant as proprietary and confidential (the "Proprietary Information").

(b) Exclusions. Notwithstanding the foregoing, Proprietary Information shall not include information in the public domain not as a result of a breach of any duty by the Consultant or any other person.

Obligations. Both during and after the contract period, the Consultant will preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to him before the Agreement is signed or afterward (except as required by applicable law or otherwise as necessary in connection with the performance of the Consultant's duties to the Company hereunder). In addition, the Consultant shall not (i) disclose or disseminate the Proprietary information to any third. Party, including employees of the Company (or their affiliates) without a legitimate business need to know; (ii) remove the Proprietary Information from the Company' premises without a valid business purpose; or (iii) use the Proprietary Information for his own benefit or for the benefit of any third Party.

(d). Return of Proprietary Information. The. Consultant understands and acknowledges that all the Proprietary Information used or generated during the course of working for the Company is the property of the Company. The Consultant will deliver to the Company all documents and other tangibles (including diskettes and other storage media) containing the Proprietary information at any time upon request by the Board of Directors during his employment and immediately upon termination of his employment.

7.Noncompetition

(a)

Restriction on Competition. For the period of the Consultant's employment with the Company and for 24 months following the expiration or termination of the Consultant's employment by the Company (the "Restricted Period"), provided, however, that the Restricted Period shall only extend for six months following the expiration or termination of the Consultant's employment if the Consultant's employment is terminated following a Change in Control, the Consultant will not engage, directly or indirectly, as an owner, director, trustee, manager, member, employee, consultant, partner, principal, agent, representative, or in any other individual, corporate or representative capacity, in any of the following: any other business that the Company conducts as of the date of the Consultant's termination of employment.

(b)

Non-Solicitation of Clients. During the Restricted Period, the Consultant will not solicit, directly or indirectly, on his own behalf or on behalf of any other person(s), any client of the Company whom the Company had provided services at any time during the Consultant's employment with the Company in any line of business that the Company conducts as of the date of the Consultant's termination of employment or that the Company is actively soliciting, for the purpose of marketing or providing any service competitive with any service then offered by the Company.

(c)

Non-Solicitation of Employees. During the Restricted. Period, the Consultant will not, directly or indirectly, hire or attempt to hire or cause any business, other than an affiliate of the Company, to hire any person who is then or was at any time during the preceding six months an employee of the Company and who is at the time of such hire or attempted hire, or was at the date of such employee's separation from the Company a vice president, senior vice president or Consultant vice president or other senior Consultant employee of the Company.

(d) 'Acknowledgment. The Consultant acknowledges that he will acquire much Proprietary Information concerning the past, present and future business of the Company as the result of his employment, as well as access to the relationships between the Company and the Company and their clients and employees. The Consultant further acknowledges that the business of the Company is very competitive and that competition by him in that business during his employment, or after his employment terminates, would severely injure the Company. The Consultant understands and acknowledges that the restrictions contained in this Section 8 are reasonable and are required for the Company' legitimate protection, and do not unduly limit his ability to earn a livelihood.

(e)

Rights and Remedies upon Breach. The Consultant understands and acknowledges that any breach by him of any of the provisions of Sections 7 and 8 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Consultant  breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity (including, without limitation, the recovery of damages):

(i)

The right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court of competent jurisdiction, including, without limitation, the right to an entry against the Consultant of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants; and

(ii)

The right and remedy to require the Consultant to account for and pay over to the Company and its affiliates all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and the Consultant shall account for and pay over such. Benefits to the Company and, if applicable, its affected affiliates.

(f) Without limiting Section 11(i), if any court or other decision-maker of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision. becomes enforceable and, in its .reduced form; such provision shall then be enforceable and shall be enforced.

(g)

Th.e provisions of Section 8(a) shall not apply in the event that the Agreement is not renewed as provided in Section 1.

8.

Consultant Representation

The Consultant represents and warrants to the Company that he is not now under any obligation of a contractual or other nature to any person, business or other entity which is inconsistent or in conflict with the Agreement or which would prevent him from performing his obligations under the Agreement..

9.

Enforcement and Indemnification

(a)

The Company, in. its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief and such other relief as the Company or the Company shall elect to enforce the Restrictive Covenants.

(b)

The Company will indemnify the Consultant, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Consultant, including the cost of legal counsel selected and retained by the Consultant in connection with any action, suit or proceeding to which the Consultant may be made a Party by reason of the Consultant being or having been an officer, director, or employee of the Company or any subsidiary or affiliate of the Company. the Company will pay to the Consultant in advance of the final disposition of any proceeding all such amounts incurred or suffered.

10.

Miscellaneous

(a)

Litigation and Regulatory Cooperation. During and after the Consultant's employment, the Consultant shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that .transpired while the Consultant was employed by the Company; provided, however, that such cooperation shall not materially and adversely affect the Consultant or expose the Consultant to an increased probability of civil or criminal litigation. The Consultant's cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Consultant's employment, Consultant also Shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Consultant was employed by the Company. the Company shall also provide Consultant with compensation on an hourly basis (to be derived from the sum of his Base Fee and average annual incentive compensation) for requested litigation and regulatory cooperation that occurs after his termination of employment, and reimburse Consultant for all costs and expenses incurred in connection with his performance under this Section, including, but not limited to, reasonable attorneys' fees and costs.

(b)

Taxes. The Consultant will be solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort, including, but not limited to, Workers' Compensation Insurance, if any; and the Consultant will defend, indemnify and hold the Company harmless from any and all claims, damages, liability, attorneys' fees and expenses on account of (i) an alleged failure by the Consultant to satisfy any such obligations or any other obligation (under this Agreement or otherwise) or (ii.) any other action or inaction of the Consultant.

(c)

Responsibility for Insurance. In the performance of this Agreement the Consultant is acting on his own behalf and not as an employee or agent of the Company. The Consultant shall be solely responsible for any physical or other injuries to persons or damage to property.

(d)

Non-Solicitation- Consultant acknowledges that during the Term and for one year thereafter, the Consultant will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason.

(e)

Legal .Relationship. The Parties understand that the Consultant is an independent contractor and shall not in any way be deemed to be an employee of the Company and the Consultant shall not have the authority to bind the Company or act on the Company' behalf with third. parties except as expressly permitted by the Company in writing.

(f) ' Notices. All notices required or permitted under the Agreement shall be in writing and shall be deemed. effective (i) upon personal delivery, (ii) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, or (iii) in the case of facsimile transmission or delivery by nationally recognized overnight delivery service, when received, addressed as follows:

(i).

I,f to the Company, to:

Michael Cohen, CEO

Proteonomix. Inc.

187 Mill Lane

Mountainside, New Jersey 07052

Phone: 917-714-8929

Fax. 973-833-0277

Email: mcohen@ proteonomic.com

(ii.)

If to the Consultant, to:

Brian Kingsfield

9965VeSolASol

La Quinta. California, 92253

or to such other address or addresses as either Party shall designate to the other in writing from time to time by like notice,

(g)

Pronouns. Whenever the context may require, any pronouns used in the Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

(h)

Entire Agreement_ The Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of the Agreement.

(i)

Amendment. The Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

(j)   Governing Law. The Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

(k)

Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any entity with which or into which the Company may be merged or which may succeed to its assets or business or any entity to which the Company may assign its rights and obligations under the Agreement; provided, however, that the obligations of the Consultant are personal and shall not be assigned or delegated by him

(1) Waiver. No delays, or omission by. the Company or the Consultant in exercising any right under the Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Consultant on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion;

(m) Captions. The captions appearing in the Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of the Agreement.

(n)

Severability. In case any provision of the Agreement shall be held by a court or arbitrator with jurisdiction over the Parties to the Agreement to be invalid, illegal or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(o)

Coimterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

TN WITNESS WHEREOF, the Parties have executed the Agreement as of the day and year first 'above written.

PROTEONOMIX, INC.

By: /s/ Michael Cohen

            Name: Michael Cohen

Title: President

The Consultant

/s/Brian Kingsfield

Name: Brian Kingsfield